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                                                                EXHIBIT 23.2




INDEPENDENT AUDITORS' CONSENT





We consent to the incorporation by reference in the Registration Statements of Summit Properties Inc. on Form S-3 (File Nos. 33-90704, 33-90706, 33-93540, 333-24669 and 333-25575) and Form S-8 (File Nos. 33-88202 and 333-78) of our
report dated March 31, 1997 on our audit of the Historical Summary of Revenues and Direct Operating Expenses of Summit Mayfaire Apartments for the year ended December 31, 1996, which report is included in this Form 8-K/A-1.





Deloitte & Touche LLP
Charlotte, North Carolina

May 1, 1997